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                                                                    Exhibit 21.1

                    SUBSIDIARIES

          Magicworks Theatricals, Inc.
          Touring Artists Group, Inc., (Florida)
          Touring Artists Group, Inc., (Ohio)
          Magicworks West, Inc.
          Magicworks Entertainment International, Inc.
          Performing Arts Management of North Miami, Inc.
          Magicworks Merchandising, Inc.
          Magicworks Concerts, Inc.
          Magicworks Sports Management, Inc.
          Magicworks International Asia, Inc.




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